UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	February 17, 2006

Host America Corporation

(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Broadway Hamden, Connecticut	06518

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(203) 248-4100

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

            On February 17, 2006, Host America Corporation (the “Company”) closed a private placement of 440,000 shares of common stock and 132,000 common stock purchase warrants to a limited number of accredited investors.  The securities were sold at a price of $1.25 per share for aggregate proceeds of approximately $550,000.  The warrants are exercisable for an indefinite period from closing at an exercise price of $1.75 per share.

            The securities were offered and sold without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption provided Section 4(2) of the Securities Act and by Rule 506 of Regulation D promulgated thereunder.  The securities may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Securities Act.  An appropriate “restricted” legend was placed on the securities.  The offer and sale was made by the Company’s officers and directors and the Company paid commissions totaling 7% to an outside selling agent in connection to the transaction.

            This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of these securities.  The report is being filed pursuant to and in accordance with Rule 135c of the Securities Act.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: February 21, 2006	By:	/s/ David Murphy
David Murphy
Chief Financial Officer